UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2019 (February 20, 2019)

CANNABIS SUISSE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

(Address of Principal Executive Offices) (Zip Code)

+17027510467

Registrant’s telephone number, including area code

GEANT CORP.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits

On February 20, 2019, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (the “Amendment”) which effectuated the  following corporate actions (“Corporate Actions”):

●	Our company name was changed from Geant Corp. to Cannabis Suisse Corp (Name Change”).

●	Our authorized shares of common stock, $0.001 par value, was increased from 75,000,000 to 250,000,000.

●	We effected a forward split of our outstanding common stock, $0.001 par value, on a one (1) for twenty (20) basis (“Forward Stock Split”).

The Corporate Actions became effective on February 20, 2019 (the “Effective Date”). As it relates to the Forward Stock Split every one (1) share of issued and outstanding common stock was subdivided and reclassified into twenty (20) shares of common stock. The record date for the Forward Stock Split was January 23, 2019, thus shareholders of record on the Record Date are subject to the Forward Stock Split.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Amendment, and is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1(iii) to this Current Report on Form 8-K.

On February 27, 2019, FINRA will be announcing on its Daily List that the Company has effected the Forward Stock Split, Name Change and a new stock symbol. As of the Effective Date, there are  57,100,000 shares of common stock of the Company outstanding.  The new stock symbol is “CSUI” and new CUSIP number for the Common Stock is 13767A 103.

Exhibit No.

Description

3.1(iii)

Certificate of Amendment to Articles of Incorporation filed on February 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEANT CORP.
(Registrant)

/s/ Suneetha Nandana Silva Sudusinghe
Suneetha Nandana Silva Sudusinghe
Chief Executive Officer

Date: February 26, 2019

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